UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2021

F&M Bank Corp
(Exact name of registrant as specified in its charter)

Virginia	000-13273	54-1280811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 1111 Timberville, Virginia	22853
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 896-8941

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 1, 2021, F & M Bank Corp. (the “Company”) notified holders of its 5.10% Series A Noncumulative Mandatorily Convertible Preferred Stock (the “Preferred Stock”) that it will redeem all of the outstanding shares of Preferred Stock (the “Preferred Stock Redemption”).

The Preferred Stock Redemption is in accordance with the terms of the Company’s Articles of Incorporation, as amended. There are 205,327 shares of the Preferred Stock, or $4,558,298.13 aggregate liquidation preference, currently outstanding. The redemption date for the Preferred Stock Redemption is October 29, 2021. The cash redemption price will be $25.00 per share of Preferred Stock, plus declared and unpaid dividends, if any. Holders of the Preferred Stock alternatively are permitted to convert their shares of Preferred Stock into 1.111 shares of common stock, plus cash in lieu of fractional shares, in accordance with the procedures set forth in the Company’s Articles of Incorporation, as amended.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F & M Bank Corp.

By:	/s/ Carrie A. Comer
Carrier A. Comer
Executive Vice President and Chief Financial Officer

 Date: September 2, 2021

3